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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of F.N.B. Corporation for the registration of 4,250,000 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 2004 with respect to the consolidated financial statements of Slippery Rock Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


S.R. SNODGRASS, A.C.

July 16, 2004
Wexford, Pennsylvania